                                                                     EXHIBIT 5.1










                                          June 19, 2002



Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Ladies and Gentlemen:


      We are acting as counsel to Calpine Corporation, a Delaware corporation (the "Company"), in connection with the shelf registration by the Company under the Securities Act of 1933, as amended (the "Act"), of (a) $1,200,000,000 in aggregate principal amount of the Company's 4% Convertible Senior Notes Due December 26, 2006 (the "Senior Notes") and (b) up to 66,408,360 shares of Common Stock, par value $.001 per share (the "Shares"), of the Company that may be issued from time to time upon conversion of the Senior Notes, pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 5, 2002 (File No. 333-85654) (such Registration Statement, as amended by Amendment No.1 thereto filed with the Commission on June 19, 2002, is herein referred to as the "Registration Statement").


      We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, and that the Senior Notes have been duly authenticated by the Trustee for the Senior Notes as provided in the Indenture for the Senior Notes.

      We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

      Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

      (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      (2) The Senior Notes constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy,

Calpine Corporation
June 19, 2002
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insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (3) The Shares have been duly authorized and reserved for issuance upon conversion of the Senior Notes and, when issued upon such conversion in accordance with the terms of the Senior Notes, and assuming compliance with the Act, will be validly issued, fully paid and nonassessable.

      The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection or liquidated damages or penalties on overdue or defaulted obligations.

      We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                         Very truly yours,


                                                         /s/ Covington & Burling